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                                                                   Exhibit 10.62

                                 OSTEOTECH, INC.

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

     THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT is effective as of the 1st day of January 2006 (the "Effective Date") between OSTEOTECH, INC., a Delaware corporation (the "Corporation") and Sam Owusu-Akyaw (the "Employee").

                                   WITNESSETH:

     WHEREAS, the Corporation and the Employee have entered into that certain Employment Agreement, effective as of July 2, 2004 (the "Employment Agreement"), pursuant to which the Corporation retained the Employee as President and Chief Operating Officer; and

     WHEREAS, the Corporation and the Employee now desire to retain the Employee as President and Chief Executive Officer and to maintain such employment upon the terms and conditions set forth in the Employment Agreement, except as such terms and conditions are modified in this Amendment.

     NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

     1. Section 2 of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

          "2. Duties. The Employee shall be employed in an executive capacity as the President and Chief Executive Officer of the Corporation. The Employee shall perform such duties and services and shall be allocated such resources, consistent with his position, as may be assigned to him from time to time by the Board of Directors of the Corporation. In furtherance of the foregoing, the Employee hereby agrees to perform well and faithfully the aforesaid duties and responsibilities. During the Term of the Employment, the Corporation shall provide the Employee with an office, secretarial and other support services at its headquarters as may be required for the Employee to perform the duties assigned to him hereunder."

     2. Section 4(a) of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

          "(a) During the Term of Employment, the Corporation (or at the Corporation's option, any subsidiary or affiliate thereof) shall pay to the Employee an annual base salary ("Base Salary") of Three hundred seventy thousand dollars ($370,000), payable in installments as is the policy of the Corporation with respect to employees of the Corporation at substantially the same employment level as the Employee, but in no event less frequently than once per month. Thereafter, the Base Salary shall be subject to increase at the option and in the sole discretion of the Board of Directors of the Corporation."

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     3. Section 4(b) of the Employment Agreement is hereby amended and restated
to read in its entirety as follows:

          "(b) Employee shall be eligible for an annual bonus as determined by the Board of Directors of the Corporation based on Employee's performance. The bonus payment to Employee for a calendar year is contingent upon the Employee being retained as an employee of the Corporation at the time such payments are made. In calendar year 2006, the employee shall be eligible for a target bonus of 50% of Base Salary, based upon the full calendar year."

     4. Section 4(f)(vi) of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

          "(vi) A one-time relocation payment of two hundred thousand dollars ($200,000) to help defray the incidental expenses related to relocation. This payment will be made upon Employee's physical relocation to New Jersey, and will be considered regular income and taxed as such."

     5. Section 6 of the Employment Agreement is hereby amended to delete the phrase "or the Chief Executive Officer" from the second sentence thereof.

     6. Section 9(c) of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

          "(c) Upon the termination of the Employee's employment hereunder pursuant to a Termination Without Cause, neither the Employee nor his beneficiary or estate shall have any further rights or claims against the Corporation under this Agreement except to receive a termination payment equal to that provided for in Section 9(a) hereof, plus an aggregate amount equal twenty-four (24) months Base Salary, payable in twenty-four (24) equal monthly installments and the continuation of medical and dental benefits and life insurance for the same twenty-four (24) month period to the extent such benefits were being provided to Employee at the time of termination. In addition, Employee will be eligible for outplacement services for up to twenty-four (24) months as necessary."

     7. Section 11 of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

          "11. Notices. Notices and other communications hereunder shall be in writing and shall be delivered personally or sent by air courier or first class certified or registered mail, return receipt requested and postage prepaid, addressed as follows:

          If to the Employee:

                                 Sam Owusu-Akyaw
                                 714 Chatham Court
                                 Southlake, Texas 76092

          If to the Corporation:


                                       -2-

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                                 Osteotech, Inc.
                                 51 James Way
                                 Eatontown, New Jersey 07724
                                 Attn: Executive Vice President & Chief
                                       Financial Officer

          Copy to:

                                 Osteotech, Inc.
                                 51 James Way
                                 Eatontown, New Jersey 07724
                                 Attn: Chairman of the Board

          Copy to:

                                 Kevin Collins, Esq.
                                 Heller Ehrman LLP
                                 7 Times Square
                                 New York, New York 10036

     All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of delivery if personally delivered; on the business day after the date when sent if sent by air courier; and on the third business day after the date when sent if sent by mail, in each case addressed to such party as provided in this Section or in accordance with the latest unrevoked direction from such party."

     8. Other than as set forth in this Amendment, all of the terms and conditions of the Employment Agreement shall continue in full force and effect.

     9. This Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to the conflicts of laws of the State of New Jersey or any other jurisdiction.

                            [signature page follows]


                                       -3-

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     IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 to
Employment Agreement effective as of the date first above written.

                                        OSTEOTECH, INC.


                                        By: /s/ Mark Burroughs
                                            ------------------------------------
                                        Name: Mark Burroughs
                                        Title: Executive Vice President & Chief
                                               Financial Officer


                                        EMPLOYEE:


                                        By: /s/ Sam Owusu-Akyaw
                                            ------------------------------------
                                            Sam Owusu-Akyaw